Exhibit 11

Dechert LLP	\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\	1775 I Street, N.W. Washington, DC 20006-2401 +1 202 261 3300 Main +1 202 261 3333 Fax www.dechert.com

February 1, 2007

Fidelity Investment Trust

82 Devonshire Street

Boston, MA 02109

Re: Registration Statement on Form N-14

Ladies and Gentlemen:

We have acted as counsel to Fidelity Investment Trust, a Massachusetts business trust (the "Trust"), in connection with the Trust's Registration Statement on Form N-14 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the transfer of all or substantially all the assets of Fidelity Nordic Fund, a series of the Trust ("Nordic Fund") to Fidelity Europe Fund, a series of the Trust ("Europe Fund") (collectively, the "Funds"), in exchange for the issuance of shares of beneficial interest of Europe Fund (the "Shares"), and the assumption of the liabilities of Nordic Fund; pursuant to the proposed reorganization as described in the Registration Statement and the form of Agreement and Plans of Reorganization by and between Nordic Fund and Europe Fund (the "Agreement"), as filed with the Registration Statement.

In connection with the opinions set forth herein, you have provided to us originals, copies or facsimile transmissions of, and we have reviewed and relied upon, among other things, copies of the following: the Registration Statement; the Agreement; the Amended and Restated Declaration of Trust of the Trust dated March 14, 2001, as amended; and the By-Laws of the Trust dated June 17, 2004 (the "By-Laws"). In addition, we have reviewed and relied upon a Certificate issued by the Secretary of the Commonwealth of Massachusetts dated January 31, 2007 with respect to the Trust. We have assumed that the By-Laws have been duly adopted by the Trustees. We have also examined such documents and questions of law as we have concluded are necessary or appropriate for purposes of the opinions expressed below.

In rendering this opinion we have assumed, without independent verification, (i) the due authority of all individuals signing in representative capacities and the genuineness of signatures; (ii) the authenticity, completeness and continued effectiveness of all documents or copies furnished to us; (iii) that any resolutions provided have been duly adopted by the Funds' Board of Trustees; (iv) that the facts contained in the instruments and certificates or statements of public officials; officers and representatives of each Fund on which we have relied for the purposes of this opinion are true and correct; and (v) that no amendments, agreements, resolutions or actions have been approved, executed or adopted which would limit, supersede or modify the items described above. Where documents are referred to in resolutions approved by the Board of Trustees, or in the Registration Statement, we assume such documents are the same as in the most recent form provided to us, whether as an exhibit to the Registration Statement or otherwise. When any opinion set forth below relates to the existence or standing of the Trust, such opinion is based entirely upon and is limited by the items referred to above, and we understand that the foregoing assumptions, limitations and qualifications are acceptable to you.

Based upon the foregoing, we are of the opinion that:

1. The Trust has been duly formed and is validly existing as a business trust under the laws of the Commonwealth of Massachusetts; and

2. the Shares registered under the Securities Act, when issued in accordance with the terms described in the Registration Statement and the Agreement, will be legally issued, fully paid and non-assessable by the Trust.

The opinions expressed herein are limited to the laws of the Commonwealth of Massachusetts and the federal securities laws of the United States. We express no opinion herein with respect to the effect or applicability of the law of any other jurisdiction. The opinions expressed herein are solely for your benefit and may not be relied on in any manner or for any purpose by any other person.

We express no opinion as to any other matter other than as expressly set forth above and no other opinion is intended or may be inferred herefrom. The opinions expressed herein are given as of the date hereof and we undertake no obligation and hereby disclaim any obligation to advise you of any change after the date of this opinion pertaining to any matter referred to herein. We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Dechert LLP

Dechert LLP

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